UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 14, 2008
EXTERRAN PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4444 Brittmoore Road, Houston, Texas	77041

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 335-7000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Amendment to Exterran Partners, L.P. Partnership Agreement
On April 14, 2008, the Board of Directors of Exterran GP LLC, the general partner of Exterran General Partner, L.P. (the “General Partner”), the general partner of Exterran Partners, L.P. (the “Partnership”), approved Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amendment”), to be effective as of January 1, 2007. Among other things, the Amendment modifies the income and loss allocations (including allocations relating to incentive distribution rights) made between the General Partner and the Partnership’s unitholders after a follow-on offering of Partnership units and is intended to simplify the preparation by the Partnership of annual federal income tax information reports to the unitholders. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Form 8-K and is incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

3.1	Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership of Exterran Partners, L.P., effective as of January 1, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN PARTNERS, L.P.
	By:	Exterran General Partner, L.P., its general partner

	By:	Exterran GP LLC, its general partner (Registrant)

April 18, 2008	By:	/s/ Daniel K. Schlanger
Daniel K. Schlanger Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership of Exterran Partners, L.P., effective as of January 1, 2007